SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A NO. 3

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2003

SCB Computer Technology, Inc.

(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	000-27694 (Commission File Number)	62-1201561 (IRS Employer Identification Number)

3800 Forest Hill-Irene Road, Suite 100, Memphis, Tennessee (Address of principal executive offices)	38125 (Zip Code)

Registrant’s telephone number, including area code: (901) 754-6577

N/A
(Former name or former address, if changed since last report)

This Current Report on Form 8-K/A amends the Current Report on Form 8-K (the “Original Form 8-K”) filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2003 by SCB Computer Technology, Inc. (the “Company”) (as amended by the Current Report on Form 8-K/A filed with the Commission on February 13, 2003 and as amended by the Current Report on Form 8-K/A No. 2 filed with the Commission on April 3, 2003) relating to the acquisition of Remtech Services, Inc. (“RSI”). This amendment is being filed to amend Item 7 of the Original Form 8-K in its entirety.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements of Business Acquired

	Report of Independent Auditors	F-1
	Balance Sheets as of December 31, 2002, 2001 and 2000	F-2
	Statements of Income for the years ended December 31, 2002, 2001 and 2000	F-3
	Statements of Changes in Stockholders’ Equity for the years ended December 31, 2002, 2001 and 2000	F-5
	Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000	F-6
	Notes to Financial Statements	F-7

(b)	Pro Forma Financial Information

	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 31, 2002	F-13
	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended October 31, 2002	F-14
	Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended April 30, 2002	F-15
	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-16

(c)	Exhibits

The Exhibits to this Report are listed in the Exhibit Index as set forth elsewhere herein.

REPORT OF INDEPENDENT AUDITORS

Board of Directors
REMTECH SERVICES, INC.

     We have audited the accompanying balance sheets of REMTECH SERVICES, INC. as of December 31, 2002, 2001, and 2000, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the management of REMTECH SERVICES, INC. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REMTECH SERVICES, INC. as of December 31, 2002, 2001, and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Goodman & Company

Newport News, Virginia
February 14, 2003

REMTECH SERVICES, INC.

BALANCE SHEETS

	December 31,

	2002	2001	2000

ASSETS
CURRENT ASSETS
Cash	$427,671	$226,260	$21,676
Contract receivables — including unbilled	4,700,795	4,083,485	3,714,851
Prepaid expenses	136,586	119,343	41,353

TOTAL CURRENT ASSETS	5,265,052	4,429,088	3,777,880
PROPERTY AND EQUIPMENT — NET	137,025	142,067	78,576
OTHER ASSETS
Refundable deposits	8,002	4,339	11,131

	$5,410,079	$4,575,494	$3,867,587

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long term debt	$4,620	$4,270	$—
Note payable — bank	—	239,000	1,050,794
Accounts payable	443,003	357,209	114,545
Accrued expenses	1,515,464	1,401,948	904,167

TOTAL CURRENT LIABILITIES	1,963,087	2,002,427	2,069,506
LONG-TERM DEBT	12,149	16,754	—

TOTAL LIABILITIES	1,975,236	2,019,181	2,069,506
STOCKHOLDERS’ EQUITY	3,434,843	2,556,313	1,798,081

	$5,410,079	$4,575,494	$3,867,587

The accompanying notes are an integral part of these financial statements.

REMTECH SERVICES, INC.

STATEMENTS OF INCOME

	Years Ended December 31,

	2002	2001	2000

CONTRACT REVENUE	$29,228,929	$27,632,345	$20,618,122
COST OF CONTRACT REVENUE	25,462,449	24,370,481	18,299,234

GROSS PROFIT	3,766,480	3,261,864	2,318,888
EXPENSES
General and administrative	1,397,764	1,434,617	977,478

OPERATING INCOME	2,368,716	1,827,247	1,341,410

OTHER INCOME (EXPENSE)
Interest expense	(8,133)	(40,452)	(37,454)
Interest income	6,824	6,154	4,590
Gain on disposition of property and equipment	—	—	207
Miscellaneous income	—	—	3,001

	(1,309)	(34,298)	(29,656)

NET INCOME	$2,367,407	$1,792,949	$1,311,754

The accompanying notes are an integral part of these financial statements.

REMTECH SERVICES, INC.

SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES

	Years Ended December 31,

	2002	2001	2000

EXPENSES
Advertising	$5,262	$2,756	$22,350
Banking fees	12,421	13,541	12,136
Consulting	27,435	13,199	800
Contributions	3,050	3,300	2,000
Depreciation and amortization	6,271	7,546	8,240
Dues and subscriptions	23,887	16,283	7,880
Employee benefits	112,555	172,897	95,497
Insurance	36,129	22,438	18,511
Legal and professional	80,523	21,053	18,222
Miscellaneous	—	16,333	10,927
Office supplies and expenses	59,132	49,429	41,644
Other taxes and licenses	115,126	107,946	80,976
Payroll taxes	69,415	75,927	48,366
Rent	—	248	1,024
Repairs and maintenance	8,316	6,243	9,677
Salaries and wages	786,847	867,403	553,262
Telephone	252	64	29
Training	515	2,180	4,748
Travel and entertainment	50,628	35,831	41,189

	$1,397,764	$1,434,617	$977,478

The accompanying notes are an integral part of these financial statements.

REMTECH SERVICES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

	Common	Paid in	Retained
	Stock	Capital	Earnings	Total

Balance — December 31, 1999	$21,300	$12,423	$1,312,764	$1,346,487
Net income	—	—	1,311,754	1,311,754
Distributions	—	—	(860,160)	(860,160)

Balance — December 31, 2000	21,300	12,423	1,764,358	1,798,081
Net income	—	—	1,792,949	1,792,949
Distributions	—	—	(1,034,717)	(1,034,717)

BALANCE — DECEMBER 31, 2001	21,300	12,423	2,522,590	2,556,313
NET INCOME	—	—	2,367,407	2,367,407
DISTRIBUTIONS	—	—	(1,488,877)	(1,488,877)

BALANCE — DECEMBER 31, 2002	$21,300	$12,423	$3,401,120	$3,434,843

The accompanying notes are an integral part of these financial statements.

REMTECH SERVICES, INC.

STATEMENTS OF CASH FLOWS

	Years Ended December 31,

	2002	2001	2000

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,367,407	$1,792,949	$1,311,754
Adjustments to reconcile to net cash from operating activities:
Depreciation	43,377	39,547	33,187
Gain on disposition of property and equipment	—	—	(207)
Change in:
Contract receivables	(617,310)	(368,634)	(907,708)
Prepaid expenses	(17,243)	(77,990)	35,685
Accounts payable	85,794	242,664	(402,795)
Accrued expenses	113,516	497,781	135,439

NET CASH FROM OPERATING ACTIVITIES	1,975,541	2,126,317	205,355

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from disposition of property and equipment	—	—	18,425
Purchase of property and equipment	(38,335)	(79,270)	(25,553)
Decrease (increase) in refundable deposits	(3,663)	6,792	(288)

NET CASH FROM INVESTING ACTIVITIES	(41,998)	(72,478)	(7,416)

CASH FLOWS FROM FINANCING ACTIVITIES
Net decrease in note payable — bank	(239,000)	(811,794)	681,989
Reduction in obligation under capital lease	—	—	(3,709)
Distributions to stockholders	(1,488,877)	(1,034,717)	(860,160)
Payments on long-term debt	(4,255)	(2,744)	—

NET CASH FROM FINANCING ACTIVITIES	(1,732,132)	(1,849,255)	(181,880)

NET CHANGE IN CASH	201,411	204,584	16,059
CASH — BEGINNING OF YEAR	226,260	21,676	5,617

CASH — END OF YEAR	$427,671	$226,260	$21,676

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest	$8,133	$40,452	$37,454

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Vehicles acquired with long-term debt	$—	$23,768	$—

The accompanying notes are an integral part of these financial statements.

REMTECH SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002, 2001 AND 2000

1.              ORGANIZATION AND NATURE OF BUSINESS

REMTECH SERVICES, INC., (the “Company”), incorporated on March 7, 1989, provides a wide variety of computer-related services, technical and administrative support services and computer and communications hardware/software for the U.S. government and other customers.

2.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Company contracts principally with the U.S. government. Revenue from cost-plus-fixed-fee contracts is recognized to the extent of costs incurred plus a proportionate amount of the fixed fee. Revenue from firm-fixed-price contracts is recognized on the basis of management’s estimates of the percentage of completion on individual contracts. Provision, if any, for estimated losses on uncompleted contracts is made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenue and are recognized in the period in which the revisions are determined. Contract costs include direct material, direct labor and those indirect costs related to contract performance.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

At times, the Company may have cash and cash equivalents at a financial institution in excess of insured limits. The Company places its cash and cash equivalents with high credit quality financial institutions whose credit rating is monitored by management to minimize credit risk.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated by straight-line and accelerated methods over estimated useful lives which range as follows:

Computer equipment and software	3 to 7 years
Office equipment, furniture and fixtures	7 years
Vehicles	5 years

2.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

PROPERTY AND EQUIPMENT (Continued)

Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could vary from the estimates that were used.

ADVERTISING COSTS

Advertising costs are charged to operations when incurred.

3.              CONTRACT RECEIVABLES

Contract receivables at December 31, 2002, 2001 and 2000, are detailed below:

	2002	2001	2000

Billed receivables	$3,479,665	$2,726,023	$2,610,653
Unbilled receivables	1,221,130	1,357,462	1,104,198

	$4,700,795	$4,083,485	$3,714,851

4.              PROPERTY AND EQUIPMENT

Major classes of property and equipment consists of the following:

	2002	2001	2000

Computer equipment and software	$205,729	$184,480	$156,033
Office equipment, furniture and fixtures	76,497	59,411	59,411
Vehicles	74,590	74,590	—

Total	356,816	318,481	215,444
Less — accumulated depreciation	(219,791)	(176,414)	(136,868)

	$137,025	$142,067	$78,576

5.              LEASES

The Company leases office equipment, vehicles and other office space under operating leases expiring in various years through 2005. Total lease payments for 2002, 2001 and 2000, were $65,940, $61,367, and $19,766, respectively.

Minimum future lease payments under these noncancellable operating leases as of December 31, 2002, are as follows:

2003	$64,950
2004	66,570
2005	60,783

$192,303

The Company leases various offices with cancelable lease terms pending renewal of certain government contracts. Total lease payments under these cancelable leases for 2002, 2001, and 2000 were $53,820, $16,418, and $123,364, respectively.

6.              NOTE PAYABLE — BANK

In August 2002, the Company renewed its line of credit of $1,000,000. Advances on the line of credit are collateralized by a first priority security interest in the Company’s contract receivables, contract rights and are personally guaranteed by a stockholder up to $500,000. The bank requires a usage fee of .25% of the average daily unused portion of the line, which is payable on the last day of each quarter. Interest on advances is payable monthly at the bank’s prime rate less 25 basis points. Unless renewed, the line of credit expires August 31, 2003.

7.              LONG-TERM DEBT

	2002	2001	2000

BANK OF AMERICA — Note payable in monthly installments of $482, including interest at 7.9% maturing April 2006. The note is collateralized by a vehicle	$16,769	$21,024	$—
Less — current portion	(4,620)	(4,270)	$—

	$12,149	$16,754	$—

Principal maturities for succeeding years are as follow:

2003	$4,620
2004	4,998
2005	5,407
2006	1,744

$16,769

8.              INCOME TAXES

The Company, with the consent of its stockholders, has elected to be taxed as an S corporation. Therefore, the Company is not liable for income taxes, since all income, losses and credits are passed through to the stockholders. However, the Company makes discretionary distributions to the Company’s stockholders to provide funds to pay income taxes on their individual income tax returns.

9.              COMMON STOCK

At December 31, 2002, 2001, and 2000, the Company had 1,000 shares of $25 par value common stock authorized, with 852 shares issued and outstanding.

10.              PROFIT-SHARING PLANS

The Company has a 401(k) profit sharing plan that covers all eligible employees with ninety days of completed service and who have attained age 21. Company contributions to the plan may be comprised of an annual discretionary matching contribution equal to a percentage of the amount of salary reduction a participant elects to defer and/or a discretionary contribution by the Company. For 2002, 2001 and 2000, the Company charged to operations a contribution of $115,622, $112,605 and $80,226, respectively.

Pursuant to the contract agreement between the Company and Johnson Controls, Inc. at Lawrence Livermore National Labs, the Company has a 401(k) profit sharing plan that covers all eligible employees. The Company is not required to make contributions to the plan.

Also, pursuant to the contract agreement between the Company and Johnson Controls, Inc. at Lawrence Livermore National Labs, the Company has a money purchase plan that covers all eligible employees. Company contributions to the plan are equal to 10% of the compensation paid to eligible employees. For 2002, 2001 and 2000, the Company charged to operations contributions of $288,908 and $323,126 and $128,424, respectively.

11.              CONTINGENCIES

CONTRACT REVENUE AND RECEIVABLES

The Company is principally engaged in computer-related services, training, development and integration of computer software systems. The Company’s three largest contracts accounted for approximately 42%, 40% and 36%, of contract revenue for 2002, 2001 and 2000, respectively. At December 31, 2002, 2001 and 2000, three customers accounted for approximately 48%, 34% and 52%, respectively, of contract receivables.

11.              CONTINGENCIES (Continued)

The Company is required by Statement of Position (SOP) 94-6 to disclose the Company’s vulnerability to certain concentrations. A significant percentage of the Company’s revenue and contract receivables are derived from contracts with various governmental units. Therefore, the Company is vulnerable to the economical and political forces within the market and/or geographic areas in which it operates.

CONTRACT COSTS

Costs under certain contracts may be subject to audit by representatives of the contractor. Therefore, the Company’s contract revenue is subject to adjustments, if any, arising from such audits. As of December 31, 2002, no significant adjustments have occurred from such audits and, in the opinion of management, future audits will not result in material adjustments.

12.              SUBSEQUENT EVENT

Effective February 1, 2003, the stockholders of the Company sold all of the Company’s outstanding stock to SCB Computer Technology, Inc., a publicly traded company. Therefore, effective February 1, 2003, the Company’s S corporation election is automatically terminated, and the Company or its parent will become liable for future income taxes.

* * * * *

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2003

SCB COMPUTER TECHNOLOGY, INC.

By: /s/ Michael J. Boling
Michael J. Boling Executive Vice President and Chief Financial Officer

Exhibit
Number	Description of Exhibit

2	Stock Purchase Agreement dated as of February 4, 2003, by and among the Company, Remtech, and Douglas J. Lising and Michael Lebofsky, who are the shareholders of Remtech. Schedules and exhibits have been omitted from this filing. The Company will furnish, as supplementary information, a copy of the omitted material to the Securities and Exchange Commission upon request. *
2.1	First Amendment to Stock Purchase Agreement dated as of March 28, 2003 by and among the Company, Remtech and the Shareholders.**
23.1	Consent of Goodman & Company, L.L.P.

*	Incorporated by reference to exhibits to Current Report on Form 8-K filed on February 7, 2003.
**	Incorporated by reference to exhibits to Current Report on Form 8-K/A filed on April 3, 2003.

(b)     Pro forma financial information

The following unaudited pro forma condensed consolidated balance sheet as of October 31, 2002 is presented as if the transaction had occurred as of that date. The unaudited pro forma condensed consolidated statements of income for the six months ended October 31, 2002 and the year ended April 30, 2002 are presented as if the transaction had occurred as of May 1, 2002 and May 1, 2001, respectively.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the Company’s pro forma results of operations and financial position in accordance with Article 11 of Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances.

The pro forma condensed consolidated financial statements should be read in conjunction with the Company’s unaudited condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2002 and the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2002. The pro forma information may not necessarily be indicative of what the Company’s results of operations or financial position would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of the Company’s results of operations or financial position for any future period or date.

SCB COMPUTER TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
OCTOBER 31, 2002
(in thousands)

	Historical	Historical	Pro Forma		Pro Forma
	SCB	RSI	Adjustments		Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$784	$1,279	$—		$2,063
Accounts receivable, net of allowance for doubtful accounts	11,773	3,856	—		15,629
Prepaid expenses and other current assets	1,291	—	—		1,291
Refundable income taxes	2,337	—	—		2,337
Deferred income taxes	823	—	—		823

Total current assets	17,008	5,135	—		22,143
Fixed assets, net	6,723	134	—		6,857
Other long-term assets:
Intangible assets, net of accumulated amortization	—	—	9,724	(a)	9,724
Deferred income taxes — long-term	9,913	—	—		9,913
Other long-term assets	1,158	52	—		1,210

	11,071	52	9,724		20,326

TOTAL ASSETS	$34,802	$5,321	$9,724		$49,847

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,114	$532	$—		$1,646
Accrued expenses	4,666	1,458	500	(a)	6,624
Deferred revenue	1,250	—	—		1,250
Current portion of long-term debt	5,141	—	—		5,141

Total current liabilities	12,171	1,990	500		14,661
Long-term debt	3,888	17	12,538		16,443

Total liabilities	16,059	2,007	13,038		31,104
Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—	—		—
Common stock	250	21	(21	)(a)	250
Additional paid-in capital	40,722	12	(12	)(a)	40,722
Retained earnings (deficit)	(22,229)	3,281	(3,281	)(a)	(22,229)

Total shareholders’ equity	18,743	3,314	(3,314)		18,743

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$34,802	$5,321	$9,724		$49,847

See accompanying notes.

SCB COMPUTER TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
SIX MONTHS ENDED OCTOBER 31, 2002
(in thousands, except earnings per share)

	Historical	Historical	Pro Forma		Pro Forma
	SCB	RSI	Adjustments		Consolidated

Revenue	$43,344	$14,966	$—		$58,310
Cost of services	32,461	12,937	—		45,398

Gross profit	10,883	2,029	—		12,912
Selling, general and administrative expenses	8,902	667	400	(b)	9,969

Income from operations	1,981	1,362	(400)		2,943
Interest expense, net	549	13	394	(c)	969
Other income (expense)	145	—	—		145

Income before income taxes	1,577	1,349	(794)		2,132
Income tax expense (benefit)	623		533	(d)	842
		—	(314	)(e)

Net income	$954	$1,349	$(1,013)		$1,290

Net income per share — basic	$0.04				$0.05

Net income per share — diluted	$0.04				$0.05

Weighted average number of common shares — basic	24,845				24,845

Weighted average number of common shares — diluted	25,118				25,118

See accompanying notes.

SCB COMPUTER TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED APRIL 30, 2002
(in thousands, except earnings per share)

	Historical	Historical	Pro Forma		Pro Forma
	SCB	RSI	Adjustments		Consolidated

Revenue	$105,102	$28,172	$—		$133,274
Cost of services	77,974	24,765	—		102,739

Gross profit	27,128	3,407	—		30,535
Selling, general and administrative expenses	22,783	1,506	800	(b)	25,089

Income from operations	4,345	1,901	(800)		5,446
Interest expense, net	1,837	25	788	(c)	2,650
Other income (expense)	503	(5)	—		498

Income before income taxes	3,011	1,871	(1,588)		3,294
Income tax expense (benefit)	(1,684)		739	(d)	(1,572)
		—	(627	)(e)

Net income	$4,695	$1,871	$(1,700)		$4,866

Net income per share — basic	$0.19				$0.19

Net income per share — diluted	$0.19				$0.19

Weighted average number of common shares — basic	24,985				24,985

Weighted average number of common shares — diluted	25,167				25,167

See accompanying notes.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The accompanying pro forma condensed consolidated financial statements give effect to the following pro forma adjustments necessary to reflect the purchase of all the common stock of RSI as if the transaction occurred at the date indicated in the introduction:

(a)	Represents the preliminary purchase accounting entries required for RSI. These entries are subject to change as a result of the finalization of the valuation of assets and liabilities of RSI. The components of RSI’s initial purchase price allocation as of October 31, 2002 are as follows:

Current assets	$5,135
Non-current assets	186
Identifiable intangible assets	4,000
Current liabilities	(2,490)
Long-term liabilities	(17)

Net identifiable assets	5,814
Purchase price	12,538

Goodwill	$5,724

(b)	Represents amortization expense for identifiable intangible assets based on the preliminary valuation of RSI’s assets and liabilities. Preliminarily, identifiable intangible assets of $4.0 million are being amortized over 60 months.

(c)	Represents interest expense for the $12.5 million debt issued in connection with the purchase of RSI under SCB’s existing credit facilities and current average interest rate of 6.3% based on SCB’s actual current interest rates of 5.25% to 7.25%.

(d)	Represents income tax expense for RSI as if the company was not an S-Corp and therefore subject to income taxes based on SCB’s historical effective tax rate of 39.5%.

(e)	Represents the income tax benefit related to the pro forma adjustments above based on SCB’s historical effective tax rate of 39.5%.